Exhibit 10.3(j)
PENN NATIONAL GAMING, INC.

CASH SETTLED PHANTOM STOCK UNIT AWARD AGREEMENT
Penn National Gaming, Inc. (the “Company”) has granted to you a Phantom Stock Unit (“PSU”) Award pursuant to the Penn National Gaming, Inc. 2018 Long Term Incentive Compensation Plan, as follows:

Grantee:	__________________________
Date of Grant:	__________________________
Total Number of PSUs:	__________________________
Vesting Dates and Number of Units Vesting:	__________________________
The Award may be subject to performance conditions as determined by the Compensation Committee or its delegee from time to time and as communicated to you.
The Award is subject to all the terms and conditions of the Penn National Gaming, Inc. 2018 Long Term Incentive Compensation Plan, as amended from time to time (the “Plan”), which is available upon request, and any rules and regulations established by the Compensation Committee of the Board of Directors of the Company (the “Committee”). Words used herein with initial capitalized letters that are not defined in this Award are defined in the Plan.
The terms provided herein are applicable to this PSU Award. Different terms may apply to any prior or future awards under the Plan. To the extent that there is a conflict between the terms of this PSU Award and the Plan, the terms of the Plan shall govern.

I.	ACCEPTANCE OF AWARD
This Award constitutes an agreement between you and the Company. You have reviewed all of the provisions of the Plan, and this Award. By electronically accepting this Award according to the instructions provided by the Company’s designated broker, you agree that this electronic contract contains your electronic signature, which you have executed with the intent to sign this Award, and that this Award is granted under and governed by the terms and conditions of the Plan, this PSU Award, and the applicable provisions (if any) contained in a written employment agreement between the Company or an Affiliate and you. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee on questions relating to the Plan, this PSU Award, and, solely in so far as they relate to this Award, the applicable provisions (if any) contained in a written employment agreement between the Company or an Affiliate and you.

II.	GRANT OF PHANTOM STOCK UNITS
Effective as of the Date of Grant identified above, the Company has granted and issued to you an Award of PSUs. The number of PSUs subject to the Award is identified above as the Total Number of PSUs. Each vested PSU represents the right to a cash payment upon vesting of the PSU equal to the Fair Market Value on the vesting date of one share of the Company's Common Stock, determined as of the vesting date. You have no right to receive shares of Common Stock of the Company under this Award.

III.	VESTING
The PSUs shall vest on the dates and in the number of units set forth above, provided that you are employed by the Company or a Subsidiary or serving as a Director, as applicable, on the vesting date, except as otherwise provided in Section IV, below.
In addition, the forfeiture restrictions on this PSU shall lapse in their entirety as of the occurrence of any of the following events:
(a)Your service as an Employee or Director of the Company or Subsidiary, as applicable, terminates because of your death or Disability; or
(b)A Change of Control (as defined in the Plan) occurs.

There are no additional events or occurrences that shall lead to lapse of any forfeiture restrictions on this Award.

IV.	FORFEITURE
If your service as an Employee or Director of the Company or a Subsidiary, as applicable, terminates for any reason (except as otherwise provided for in the Plan or Section III of this PSU Award), then all of the PSUs remain subject to forfeiture restrictions at such time shall be forfeited. This means that you will receive no payment for any PSU that is forfeited.

V.	LEAVES OF ABSENCE
For purposes of this Award, your service as an Employee or Director, as applicable, does not terminate when you go on a leave of absence recognized under the Plan. Your service will terminate when the leave of absence ends, however, unless you immediately return to active service in the applicable capacity.

VI.	PAYMENT
The Company will deliver to you a cash payment for each vested and outstanding PSU within thirty (30) days following the vesting date, subject to the terms of Section IX of this Award Agreement.

VII.	NATURE OF PSUs; SHAREHOLDER RIGHTS
You are not and do not have the rights of a shareholder of the Company due to this Award. PSUs are used solely as a device to measure and determine the cash amount that will be paid to you following the date on which the PSUs vest. PSUs are not treated as property or as a trust fund of any kind. Nothing in this Award Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person. All amounts attributable to the PSUs shall be and remain the sole property of the Company, and your rights under this Award Agreement and the Plan are limited to the right to receive cash following the date the PSUs vest. You have no right to receive shares of Common Stock under this Award Agreement.

VIII.	TRANSFERABILITY
The PSUs may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or otherwise encumbered except in accordance with Section 12.8 of the Plan. Any attempt at such disposition shall be void.

IX.	WITHHOLDING TAXES
Upon the issuance of any cash payment in accordance with the foregoing, the Company shall withhold all applicable tax-related items legally payable by you from such cash payment.

X.	ADJUSTMENTS
In the event of a stock split, a stock dividend or a similar change in the Common Stock, the number of Covered Shares for PSUs that remain subject to forfeiture will be adjusted accordingly.

XI.	ELECTRONIC DELIVERY AND DISCLOSURE
The Company will deliver or disclose, as applicable, any documents related to this Award granted under the Plan, future awards that may be granted under the Plan, the prospectus related to the Plan, the Company’s annual reports or proxy statements by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents delivered electronically or to retrieve such documents furnished electronically, as applicable, and agree to participate in the Plan through any online or electronic system established and maintained by the Company or another third party designated by the Company.

XII.	NO RIGHT TO CONTINUED SERVICE
This PSU Award does not give you the right to continue in service with the Company or Subsidiary in any capacity. The Company or Subsidiary reserves the right to terminate your services at any time, with or without cause, subject to any employment agreement or other contract. In the event of a conflict between the terms of this PSU Award and an employment agreement, if any, the terms of the employment agreement control.

XIII.	APPLICABLE LAW
This Award Agreement will be interpreted and enforced under the laws of the Commonwealth of Pennsylvania, without regard to its choice of law provisions.

XIV.	CODE SECTION 409A COMPLIANCE
To the extent the Committee determines that the Award granted under this Agreement is subject to Section 409A of the Code and fails to comply with the requirements of such Section, the Committee reserves the right to amend, terminate or replace this Award in order to cause the Award to either not be subject to Section 409A of the Code or comply with the applicable provisions.

XV.	ENTIRE AGREEMENT/AMENDMENT
The text of the Plan is incorporated in this Award Agreement by reference.
This Award Agreement and the Plan govern the terms and conditions of this Award. Any prior agreements, commitments or negotiations concerning this Award are superseded. This Award Agreement may be amended in a way that is adverse to you or your beneficiaries only by another written agreement, signed by both parties, otherwise, the rights of the Board or Grantor as set forth in the Plan control as to any modification, alteration or amendment of this Award Agreement.

PENN NATIONAL GAMING, INC.